Exhibit 99.1

Atkore International Group Inc. Announces Fourth Quarter 2018 Results
Fiscal 2018 Highlights

•	Net income per diluted share increased 95% from $1.27 to $2.48; Adjusted Net income per diluted share increased $1.13 to $2.78

•	Net income increased by $52 million to $137 million; Adjusted EBITDA of $272 million

•	Net income margin increased 180 basis points to 7.4%; Adjusted EBITDA Margin of 14.8%

Fourth-Quarter Highlights

•	Net income per diluted share increased 113% to $0.66; Adjusted Net income per diluted share of $0.79

•	Net income increased by $11.8 million to $32.7 million; Adjusted EBITDA of $71.1 million

•	Net income margin increased 150 basis points to 6.8%; Adjusted EBITDA Margin of 14.9%

HARVEY, IL. — November 28, 2018 (BUSINESS WIRE) - Atkore International Group Inc. (the "Company" or "Atkore") (NYSE: ATKR) announced earnings for its fiscal 2018 full-year and fourth quarter ended September 30, 2018 ("fourth quarter").
"For Fiscal Year 2018, we are pleased to deliver strong financial results with double digit growth in Net sales, Adjusted EBITDA and Earnings per share on a year over year basis.   Our focus on serving customers combined with the disciplined use of our business system help drive traction on key initiatives, which enables Atkore to continue to meet its commitments to our customers, ourselves and our shareholders,” commented Bill Waltz, Atkore President and Chief Executive Officer.

Fiscal 2018 Full-Year Results

Net sales for fiscal 2018 increased $331.2 million to $1,835.1 million, an increase of 22.0% compared to $1,503.9 million for fiscal 2017. Net sales increased by $165.6 million due to increased average market prices for the Metal and PVC electrical conduit and fittings product categories and the pass-through impact of higher average input costs of steel, copper, and freight. Additionally, net sales increased $118.5 million due to the acquisitions of Marco Cable Management, Flexicon Limited, Calpipe Industries, LLC during fiscal 2017 and Cii during fiscal 2018, partially offset by a decrease in net sales of $10.0 million resulting from the divestiture of Flexhead Industries, Inc. and SprinkFLEX, LLC (together "Flexhead"). Lastly, net sales increased by $51.8 million due to higher volume of products from the mechanical pipe and metal framing and fittings product categories sold within the Mechanical Products & Solutions segment.

Gross profit increased by $76.8 million to $438.1 million for fiscal 2018, an increase 21.3% compared to $361.3 million for fiscal 2017. Gross margins increased primarily due to increased average market prices for the Metal and PVC electrical conduit and fittings product categories, partially offset by the pass-through impact of higher average input costs of steel, copper and freight costs. Gross margin remained flat at 23.9% in fiscal 2018 compared to 24.0% in fiscal 2017.

Selling, general and administrative expenses increased $43.4 million, or 23.7% to $226.3 million for fiscal 2018 compared to $182.9 million for fiscal 2017. The Company had $26.0 million in additional expenses due to the acquisitions of Marco Cable Management, Flexicon Limited, Calpipe Industries, LLC during fiscal 2017 and Cii during fiscal 2018, partially offset by a decrease in expenses of $1.5 million resulting from the divestiture of Flexhead. Incentive-based compensation and stock-based compensation expense increased $9.9 million and $1.9 million, respectively during fiscal 2018 compared to fiscal 2017. Additionally, the Company recorded $5.0 million of higher commissions expense resulting from the increased sales volume compared to the prior year. The increase in expense is partially offset by the $7.2 million pre- tax reversal of expense related to the Antidumping Duty Order for Malleable Iron Pipe Fittings.

Net income increased by $52.0 million to $136.6 million for fiscal 2018, as compared to $84.6 million for fiscal 2017. Adjusted net income increased $40.7 million to $150.4 million for fiscal 2018 compared to $109.7 million for fiscal 2017. The increase in both net income and adjusted net income was primarily driven by higher operating income of $14.1 million, the gain on the sale of Flexhead of $27.6 million, and lower tax expense of $11.8 million.

Exhibit 99.1

Adjusted EBITDA increased by $43.9 million or 19.3%, to $271.5 million for fiscal 2018, as compared to $227.6 million for fiscal 2017. The increase was primarily due to higher gross profit, partially offset by higher selling, general and administrative expenses attributed to acquisitions in fiscal 2018 and 2017.

Diluted earnings per share on a GAAP basis was $2.48 for fiscal 2018, an increase of $1.21 from fiscal 2017. Adjusted diluted earnings per share was $2.78 per share for fiscal 2018 compared to $1.65 for fiscal 2017.
2018 Fourth Quarter Results

	Three Months Ended
(in thousands)	September 30, 2018	September 30, 2017	Change	Change %
Net sales
Electrical Raceway	$354,968	$293,126	$61,842	21.1%
Mechanical Products & Solutions	123,030	103,007	20,023	19.4%
Eliminations	(431)	(326)	(105)	32.2%
Consolidated operations	$477,567	$395,807	$81,760	20.7%

Adjusted EBITDA
Electrical Raceway	$68,235	$50,886	$17,349	34.1%
Mechanical Products & Solutions	11,795	15,085	(3,290)	(21.8)%
Unallocated	(8,972)	(6,409)	(2,563)	40.0%
Consolidated operations	$71,058	$59,562	$11,496	19.3%
Net sales for the fourth quarter of 2018 increased to $477.6 million, an increase of 20.7% compared to $395.8 million for the prior-year period, driven primarily by higher net average selling prices of $63.2 million resulting from the pass-through impact of higher average input costs of steel, copper and freight, and increased average market prices for Metal and PVC electrical conduit and fittings product categories. Additionally, net sales increased $26.4 million due to the acquisitions of Marco Cable Management, Flexicon Limited, Calpipe Industries, LLC during fiscal 2017 and Cii during fiscal 2018, partially offset by a decrease in net sales of $4.3 million resulting from the divestiture of Flexhead.
Gross profit increased by $22.2 million to $111.7 million for the fourth quarter of 2018, as compared to $89.5 million for the prior-year. Gross margins increased primarily due to increased average market prices for the Metal and PVC electrical conduit and fittings product categories, partially offset by the pass-through impact of higher average input costs of steel, copper and freight costs. Gross margins increased from 22.6% in the prior-year period to 23.4% in the fourth quarter fiscal 2018.
SG&A expenses increased $12.3 million or 27.5%, to $57.1 million for fiscal 2018, as compared to $44.8 million for fiscal 2017, largely driven by $5.1 million of higher expense resulting from the fiscal 2018 and 2017 acquisitions, $2.8 million of higher incentive-based compensation expense, and $1.4 million higher stock-based compensation expense during the fourth quarter of fiscal 2018.
Net income increased by $11.8 million to $32.7 million for the fourth quarter, as compared to $20.9 million for the prior-year period due to lower income tax expense of $10.7 million. Adjusted net income increased $11.5 million to $38.3 million compared to $26.8 million for the prior-year period.
Adjusted EBITDA increased by $11.5 million, or 19.3%, to $71.1 million for the fourth quarter, as compared to $59.6 million for the prior-year period. Net income margin increased from 5.3% in the prior-year period to 6.8% and Adjusted EBITDA Margin decreased 10 basis points from 15.0% to 14.9%.
Diluted earnings per share on a GAAP basis was $0.66 for the fourth quarter fiscal 2018, an increase of $0.35 from fiscal 2017. Adjusted diluted earnings per share was $0.79 per share for fiscal 2018 compared to $0.40 for fiscal 2017.

Exhibit 99.1

Segment Results
Electrical Raceway
Electrical Raceway net sales increased $61.8 million, or 21.1%, to $355.0 million for the fourth quarter, as compared to $293.1 million for the prior-year period. The increase was primarily due to increased average market prices for the Metal and PVC electrical conduit and fittings product categories and the pass-through impact of higher average input costs of steel, copper and freight of $47.1 million. Additionally, net sales increased by $26.4 million resulting from acquisitions during fiscal 2017 and fiscal 2018. The increase in net sales was partially offset by lower volume of products sold of $9.8 million primarily from the armored cable and fittings and flexible electrical conduit and fittings product categories.
Adjusted EBITDA increased $17.3 million, or 34.1%, to $68.2 million for the fourth quarter, as compared to $50.9 million for the prior-year period, and Adjusted EBITDA Margin increased from 17.4% to 19.2%. The increase in Adjusted EBITDA was largely due to the pass-through impact of higher average input costs of steel, copper and freight and incremental Adjusted EBITDA resulting from acquisitions. The increase in EBITDA was partially offset by an increase in freight costs and lower volume of products from the armored cable and fittings and flexible electrical conduit and fittings product categories sold.
Mechanical Products & Solutions
MP&S net sales increased $20.0 million, or 19.4%, to $123.0 million for the fourth quarter, as compared to $103.0 million for the prior-year period. The increase was primarily due to $8.4 million of higher volume of products sold within the mechanical pipe and metal framing and fittings product categories as well as higher average selling prices of $16.1 million, partly offset by a decrease in net sales of $4.3 million resulting from the Flexhead divestiture.
Adjusted EBITDA declined $3.3 million, or 21.8%, to $11.8 million for the fourth quarter, as compared to $15.1 million for the prior-year period. Adjusted EBITDA Margin decreased to 9.6% from 14.6%. Adjusted EBITDA decreased due to an increase in average input costs, which exceeded the increase in average selling prices, partially offset by higher volume of product categories sold.
Full Year 2019 Guidance1
The Company expects fiscal year 2019 Adjusted EBITDA to be in the range of $285 - $305 million and Adjusted EPS to be in the range of $3.00 - $3.30.
Fiscal 2019 First Quarter Guidance1
The Company expects the first quarter of fiscal 2019 Adjusted EBITDA to be in the range of $67 - $72 million and Adjusted EPS to be in the range of $0.65 - $0.75.
Conference Call Information
Atkore management will host a conference call today, November 28, 2018, at 8 a.m. Eastern time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 407-0789 (domestic) or (201) 689-8562 (international). The call will be available for replay until December 12, 2018. The replay can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13684470.
Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://investors.atkore.com. The online replay will be available on the same website immediately following the call.
To learn more about the Company please visit the company's website at http://investors.atkore.com.
___________________________________________________
1 Reconciliations of the forward-looking full-year and fiscal first quarter 2018 outlook for Adjusted EBITDA and Adjusted EPS are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations.

Exhibit 99.1

About Atkore International Group Inc.
Atkore International Group Inc. is a leading manufacturer of Electrical Raceway products primarily for the non-residential construction and renovation markets and Mechanical Products & Solutions for the construction and industrial markets. The Company manufactures a broad range of end-to-end integrated products and solutions that are critical to its customers’ businesses and employs approximately 3,500 people at 58 manufacturing and distribution facilities worldwide. The Company is headquartered in Harvey, Illinois.
Contact:

Keith Whisenand
Vice President - Investor Relations
708-225-2124
KWhisenand@atkore.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "shall," "should," "would," "could," "seeks," "aims," "projects," "is optimistic," "intends," "plans," "estimates," "anticipates" or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Exhibit 99.1

A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption "Risk Factors" in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission ("SEC") on November 28, 2018 could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies; adverse weather conditions; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments with respect to, one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; challenges attracting and retaining key personnel or high-quality employees; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; our inability to introduce new products effectively or implement our innovation strategies; the inability of our customers to pay off the credit lines extended to them by us in a timely manner and the negative impact on customer relations resulting from our collections efforts with respect to non-paying or slow-paying customers; our inability to continue importing raw materials, component parts and/or finished goods; changes as a result of comprehensive tax reform; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of liabilities in connection with violations of the U.S. Foreign Corrupt Practices Act and similar foreign anti-corruption laws; the incurrence of additional expenses, increase in complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to "conflict minerals"; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; and other factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.
Non-GAAP Financial Information
This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business. We use Adjusted EBITDA and Adjusted EBITDA Margin in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA Margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

Exhibit 99.1

We define Adjusted EBITDA as net income (loss) before: depreciation and amortization, interest expense, net, loss (gain) on extinguishment of debt, income tax expense (benefit), restructuring and impairments, stock-based compensation, consulting fees, multi-employer pension withdrawal, certain legal matters, transaction costs, gain on sale of a business, gain on sale of joint venture and other items, such as inventory reserves and adjustments and realized or unrealized gain (loss) on foreign currency transactions. We believe Adjusted EBITDA, when presented in conjunction with comparable accounting principles generally accepted in the United States of America ("GAAP") measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We believe Adjusted EBITDA, when presented in conjunction with comparable accounting principles generally accepted in the United States of America ("GAAP") measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Net sales.

Adjusted Net Income and Adjusted Earnings per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company's results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. We define Adjusted net income as net income before consulting fees, loss on extinguishment of debt, stock-based compensation, intangible asset amortization, gain on sale of joint venture, certain legal matters and other items. We define Adjusted net income per share as basic and diluted earnings per share excluding the per share impact of consulting fees, loss on extinguishment of debt, stock-based compensation, intangible asset amortization, gain on sale of joint venture, certain legal matters and other items. Beginning in March 2018, the Company has excluded the impact of intangible asset amortization from the calculation of Adjusted Net income. Adjusted net income prepared for periods prior to March 2018 have also been adjusted to reflect this change.

Leverage Ratio - Net debt/Adjusted EBITDA

We define leverage ratio as the ratio of net debt (total debt less cash and cash equivalents) to Adjusted EBITDA on a trailing twelve-month basis. We believe the leverage ratio is useful to investors as an alternative liquidity measure.

ATKORE INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	September 30, 2018	September 30, 2017 As Adjusted**	September 30, 2018	September 30, 2017 As Adjusted**
Net sales	$477,567	$395,807	$1,835,139	$1,503,934
Cost of sales	365,836	306,294	1,397,055	1,142,664
Gross profit	111,731	89,513	438,084	361,270
Gross Margin	23.4%	22.6%	23.9%	24.0%
Selling, general and administrative	57,087	44,768	226,282	182,910
Intangible asset amortization	7,958	5,779	32,104	22,407
Asset impairment charges	—	—	—	—
Operating income	46,686	38,966	179,698	155,953
Interest expense, net	12,372	5,726	40,694	26,598
Loss (gain) on extinguishment of debt	—	—	—	9,805
Other (income) expense, net	168	210	(27,348)	(6,575)
Income before income taxes	34,146	33,030	166,352	126,125
Income tax expense	1,447	12,173	29,707	41,486
Net income	$32,699	$20,857	$136,645	$84,639

Net income per share
Basic	$0.69	$0.33	$2.59	$1.33
Diluted	$0.66	$0.31	$2.48	$1.27

**As adjusted due to the adoption of ASU 2017-07. See Note 1, ''Basis of Presentation and Summary of Significant Accounting Policies'' for additional information.

ATKORE INTERNATIONAL GROUP INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	September 30, 2018	September 30, 2017
Assets
Current Assets:
Cash and cash equivalents	$126,662	$45,718
Accounts receivable, less allowance for doubtful accounts of $1,762 and $1,239, respectively	265,147	224,427
Inventories, net	221,753	200,003
Prepaid expenses and other current assets	33,576	35,611
Total current assets	647,138	505,759
Property, plant and equipment, net	213,108	208,619
Intangible assets, net	291,916	344,289
Goodwill	170,129	147,716
Deferred income taxes	162	1,657
Non-trade receivables	1,607	7,052
Total Assets	$1,324,060	$1,215,092
Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$26,561	$4,215
Accounts payable	156,525	125,618
Income tax payable	542	2,581
Accrued compensation and employee benefits	33,350	26,387
Other current liabilities	55,769	53,036
Total current liabilities	272,747	211,837
Long-term debt	877,686	571,863
Deferred income taxes	16,510	17,464
Other long-term tax liabilities	1,443	6,771
Pension liabilities	17,075	25,239
Other long-term liabilities	16,540	21,047
Total Liabilities	1,202,001	854,221
Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 47,079,645 and 63,305,434 shares issued and outstanding, respectively	472	634
Treasury stock, held at cost, 260,900 and 260,900 shares, respectively	(2,580)	(2,580)
Additional paid-in capital	457,978	423,232
Accumulated deficit	(317,373)	(42,433)
Accumulated other comprehensive loss	(16,438)	(17,982)
Total Equity	122,059	360,871
Total Liabilities and Equity	$1,324,060	$1,215,092

ATKORE INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	September 30, 2018	September 30, 2017
Operating activities:
Net income	$136,645	$84,639
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of a business	(27,575)	(5,093)
Depreciation and amortization	66,890	54,727
Amortization of debt issuance costs and original issue discount	1,542	1,446
Deferred income taxes	(9,008)	938
Loss (gain) on extinguishment of debt	—	9,805
Provision for losses on accounts receivable and inventory	7,241	1,333
Stock-based compensation expense	14,664	12,788
Other adjustments to net income	2,023	896
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(44,419)	(13,445)
Inventories	(36,528)	(10,301)
Prepaid expenses and other current assets	(1,762)	(3,074)
Accounts payable	31,667	8,673
Income taxes	(3,179)	(9,138)
Accrued and other liabilities	7,243	(11,232)
Other, net	259	(1,308)
Net cash provided by operating activities	145,703	121,654
Investing activities:
Capital expenditures	(38,501)	(25,122)
Proceeds from sale of properties, plant and equipment	349	100
Proceeds from divestiture of business	42,631	—
Proceeds from sale of assets held for sale	—	3,024
Acquisitions of businesses, net of cash acquired	(3,467)	(183,923)
Other, net	1,502	88
Net cash provided by (used for) investing activities	2,514	(205,833)
Financing activities:
Borrowings under credit facility	358,000	97,000
Repayments under credit facility	(443,000)	(12,000)
Repayments of short-term debt	(8,150)	(4,200)
Issuance of long-term debt	426,217	498,750
Repayments of long-term debt	(1,217)	(641,100)
Issuance of common stock	20,110	12,168
Issuance of common stock	(411,775)	(13,938)
Payments for debt financing costs and fees	(5,955)	(4,375)
Other, net	(161)	(65)
Net cash (used for) financing activities	(65,931)	(67,760)
Effects of foreign exchange rate changes on cash and cash equivalents	(1,342)	(2,622)
Increase (decrease) in cash and cash equivalents	80,944	(154,561)
Cash and cash equivalents at beginning of period	45,718	200,279

(in thousands)	September 30, 2018	September 30, 2017
Cash and cash equivalents at end of period	$126,662	$45,718
Supplementary Cash Flow information
Interest paid	$39,898	$26,131
Income taxes paid, net of refunds	41,601	49,813
Capital expenditures, not yet paid	916	1,330

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

	Three Months Ended		Fiscal Year Ended
(in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income	$32,699	$20,857	$136,645	$84,639
Income tax expense	1,447	12,173	29,707	41,486
Depreciation and amortization	17,637	14,485	66,890	54,727
Interest expense, net	12,372	5,726	40,694	26,598
Loss (gain) on extinguishment of debt	—	—	—	9,805
Restructuring & impairments	604	556	1,849	1,256
Stock-based compensation	4,836	3,420	14,664	12,788
Gain on sale of a business	—	—	(27,575)	—
Gain on sale of joint venture	—	—	—	(5,774)
Certain legal matters (a)	(7,119)	50	(4,833)	7,551
Transaction costs	6,638	2,235	9,314	4,779
Other (b)	1,944	60	4,194	(10,247)
Adjusted EBITDA	$71,058	$59,562	$271,549	$227,608

(a) Represents certain legal matters of an unusual or non-recurring nature.
(b) Represents other items, such as inventory reserves and adjustments, release of indemnified uncertain tax positions and the impact of foreign exchange gains or losses.

The following tables represent calculations of Adjusted EBITDA Margin by segment for the periods presented:

	Fiscal year ended
	September 30, 2018			September 30, 2017
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical Raceway	$1,366,611	$255,260	18.7%	$1,094,783	$189,351	17.3%
MP&S	470,153	$51,339	10.9%	410,532	$63,687	15.5%
Eliminations	(1,625)			(1,381)
Consolidated operations	$1,835,139			$1,503,934

	Three Months Ended
	September 30, 2018			September 30, 2017
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical Raceway	$354,968	$68,235	19.2%	$293,126	$50,886	17.4%
MP&S	123,030	$11,795	9.6%	103,007	$15,086	14.6%
Eliminations	(431)			(326)
Consolidated operations	$477,567			$395,807

The following table presents calculations of Adjusted EBITDA Margin for Atkore International Group Inc. for the periods presented:

	Three Months Ended				Fiscal Year Ended
(in thousands)	September 30, 2018	September 30, 2017	Change	% Change	September 30, 2018	September 30, 2017	Change	% Change
Net sales	$477,567	$395,807	$81,760	20.7%	$1,835,139	$1,503,934	$331,205	22.0%
Adjusted EBITDA	$71,058	$59,562	$11,496	19.3%	$271,549	$227,608	$43,941	19.3%
Adjusted EBITDA Margin	14.9%	15.0%			14.8%	15.1%

* Not meaningful

The following table presents reconciliations for Adjusted net income to net income for the periods presented:

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income	$32,699	$20,857	$136,645	$84,639
Stock-based compensation	4,836	3,420	14,664	12,788
Intangible asset amortization	7,958	5,779	32,104	22,407
Gain on sale of a business	—	—	(27,575)	—
Loss (gain) on extinguishment of debt	—	—	—	9,805
Gain on sale of joint venture	—	—	—	(5,774)
Certain legal matters (a)	(7,119)	50	(4,833)	7,551
Other (b)	1,944	60	4,194	(10,247)
Pre-tax adjustments to net income	7,619	9,309	18,554	36,530
Tax effect	(1,981)	(3,333)	(4,824)	(11,470)
Adjusted net income (c)	$38,337	$26,833	$150,375	$109,699

Weighted-Average Diluted Common Shares Outstanding	48,308	66,468	54,089	66,554
Net income per diluted share (d)	$0.66	$0.31	$2.48	$1.27
Adjusted net income per diluted share (e)	$0.79	$0.40	$2.78	$1.65
(a) Represents certain legal matters of an unusual or non-recurring nature.
(b) Represents other items, such as inventory reserves and adjustments, release of indemnified uncertain tax positions and the impact of foreign exchange gains or losses.
(c) Beginning in March 2018, the Company has excluded the impact of intangible asset amortization from the calculation of Adjusted net income. Adjusted net income prepared for periods prior to March 2018 have also been adjusted to reflect this change.

(d) The Company calculates basic and diluted earnings per common share using the two-class method. Under the two-class method, net earnings are allocated to each class of common stock and participating securities as if all the net earnings for the period had been distributed. The Company's participating securities consist of share-based payment awards that contain a non-forfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common stockholders. Included within the calculation of net income per diluted share is 2,456 and 3,134 of undistributed earnings allocated to participating securities for fiscal years ended 2018 and 2017. Included within the calculation of net income per diluted share is See Note 9, ''Earnings Per Share'' in our Annual Report on Form 10-K.

(e) Adjusted net income per diluted share is calculated by taking adjusted net income and divided by the weighted-average diluted common shares outstanding.

The following table presents reconciliations of Net Debt to Total Debt for the periods presented:

(in thousands)	September 30, 2018		September 30, 2017		September 30, 2016
Short-term debt and current maturities of long-term debt	$26,561		$4,215		$1,267
Long-term debt	877,686		571,863		629,046
Total Debt	904,247		576,078		630,313
Less cash and cash equivalents	126,662		45,718		200,279
Net Debt	$777,585		$530,360		$430,034

Adjusted EBITDA	$271,549		$227,608		$235,002

Total debt/Adjusted EBITDA	3.3	x	2.5	x	2.7	x
Net debt/Adjusted EBITDA	2.9	x	2.3	x	1.8	x